                                                                     Exhibit 4.2


                         AMENDMENT TO RIGHTS AGREEMENT

         This AMENDMENT TO RIGHTS AGREEMENT, dated as of February 16, 1998 (this "Amendment"), is made and entered into by Zurn Industries, Inc., a Pennsylvania corporation (the "Company") and KeyBank National Association, a national banking association (as successor-in-interest to Society National
Bank) (the "Rights Agent").


                                    RECITALS

         A. The Board of Directors of the Company (the "Board") has approved an Agreement and Plan of Merger, to be dated as of February 16, 1998 (as the same may be amended from time to time, the "Merger Agreement"), by and among the Company, U.S. Industries, Inc., a Delaware corporation ("US Industries"), USI, Inc., a Delaware corporation and wholly owned subsidiary of US Industries ("USI"), Blue Merger Corp., a Delaware corporation and wholly owned subsidiary of USI, and Zoro Merger Corp., a Pennsylvania corporation and wholly owned subsidiary of USI ("Z-Sub"), providing for, among other things, the merger of Z-Sub with and into the Company, with the Company as the surviving corporation (the "Merger"), resulting in the Company becoming a wholly owned subsidiary of USI;

         B. The Company and the Rights Agent are parties to a Rights Agreement, dated as of May 28, 1996 (the "Rights Agreement"); and

         C. As an inducement to US Industries and USI to enter into the Merger Agreement, US Industries and USI have requested that the Company agree, and the Company has agreed, to execute and deliver this Amendment in order to permit execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby without causing the Rights (as defined in the Rights Agreement) to become exercisable.

         NOW, THEREFORE, pursuant to the terms of the Rights Agreement and in accordance with Section 26 thereof, the Company and the Rights Agent herein agree as follows:

         1. Amendments to the Rights Agreement: The Rights Agreement is hereby amended as follows:

                 (a) Section 7(a) of the Rights Agreement is hereby amended by deleting the following phrase in its entirety:

                 "the earlier of (i) the close of business on May 26, 2006 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date")"

         and replacing such phrase with the following:

                 "the earliest of (i) the close of business on May 26, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and
                 (iii) the time immediately prior to the effective time of the Zurn Merger (as that term is defined in the Merger Agreement) (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

                 (b) The following Section 34 is added immediately after the existing Section 33 of the Rights Agreement:

                 "Section 34. Merger Transaction. Notwithstanding anything in this Agreement to the contrary, (i) no Distribution Date will occur, (ii) neither US Industries nor USI will be an Acquiring Person, and (iii) no Stock Acquisition Date will occur, solely as a result of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated thereby."

                 (c) Section 1 of the Rights Agreement is hereby amended by adding the following new subsections immediately after the existing subsection 1(k):

                 "(l) "US Industries" means U.S. Industries, a Delaware corporation."

                 "(m) "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of February 16, 1998, by and among the Company, US Industries, USI, Blue Merger Corp., and Zoro Merger Corp., as the same may be amended from time to time."

                 "(n) "USI" means USI, Inc., a Delaware corporation."

         2. Effective Time. This Amendment is an amendment to the Rights Agreement pursuant to Section 26 of the Rights Agreement and shall be effective immediately prior to the execution and delivery of the Merger Agreement.

         3. Full Force. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

         4. Governing Law. This Amendment shall be deemed to be a contract made under the internal substantive laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth, except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of Ohio.

                 IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the day and year first above written.


                                        ZURN INDUSTRIES, INC.



                                        By:  /s/ George W. Hanthorn
                                           ----------------------------
                                           Name: George W. Hanthorn
                                                -----------------------
                                           Title:  Vice President
                                                 ----------------------

                                        Attest:


                                        By: /s/ William J. Durbin
                                           ----------------------------
                                           Name: William J. Durbin
                                                -----------------------
                                           Title: Vice President
                                                 ----------------------


AGREED TO AND ACCEPTED:

KEYBANK NATIONAL ASSOCIATION, as successor-in-interest to Society National Bank



By: /s/ Peter Moore
   ---------------------------------------------
    Name: /s/ Peter Moore
         ---------------------------------------
    Title: Vice President
          --------------------------------------

Attest:


By: /s/ Greg Edgehouse
   ---------------------------------------------
    Name: Greg Edgehouse
         ---------------------------------------
    Title: Vice President and Associate Counsel
           -------------------------------------